Exhibit 10.2

TIBCO SOFTWARE INC.

NOTICE OF AWARD OF RESTRICTED STOCK UNITS

UNDER THE 2009 DEFERRED COMPENSATION PLAN (U.S.)

Unless otherwise defined herein, the terms defined in the TIBCO Software Inc. 2009 Deferred Compensation Plan (the “Plan”) will have the same defined meanings in this Notice of Award of Restricted Stock Units (“Notice of Award”) and in the Terms and Conditions (the “Agreement”), attached hereto as Appendix A.

Name:                              (the “Service Provider”)

You have been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Plan, the Agreement and this Notice of Award as follows:

Award Number

Date of Award

Total Number of Restricted Stock
Units

Vesting Schedule:

One hundred percent (100%) of the Restricted Stock Units will vest on the Date of Award.

By signing below, you acknowledge that this award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are made a part of this document. By signing this Notice of Award, the Service Provider represents that he or she has reviewed the Plan, the Agreement and this Notice of Award in their entirety and fully understands all provisions of the Plan, the Agreement and this Notice of Award.

Settlement

Your Plan account will be distributed in Restricted Stock Units, which will be settled in whole Shares (rounded down to the nearest whole Share) pursuant to your deferral election, which provided for distribution upon the following:

[ ]	You elected your birthday, which is , 2 .

[ ]	You elected , 2 .

If your death, your Separation of Service, your Disability, or a Change of Control Event occurs prior to the date you elected (as indicated above), your Plan Account will be distributed pursuant to the terms of the Plan.

Notwithstanding the foregoing, if your Plan Account distribution is due to your Separation from Service, as determined by the Company, other than due to your death, and you are a “specified employee” within the meaning of Section 409A at the time of such Separation from Service, then, pursuant to Section 5.4 of the Plan, your Restricted Stock Units will not be settled until the date six (6) months and one (1) day following the date of separation from service, unless you die following your Separation from Service, in which case, your Restricted Stock Units will be settled as soon as practicable following your death.

SERVICE PROVIDER

Signature

Print Name

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1. Award. The Company hereby grants to the Service Provider under the Plan an award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement, the attached Notice of Award and the Plan.

2. Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the Date of Award. Prior to actual distribution of any Restricted Stock Units pursuant to the terms of the Plan, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. One hundred percent (100%) of the Restricted Stock Units will vest on the Date of Award.

4. Settlement. Restricted Stock Units will be settled in whole shares of Common Stock. The Company shall issue to you on the settlement date a number of whole shares of Common Stock equal to the Restricted Stock Units in your Plan Account. Such shares of Common Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to the other provisions of this Agreement.

5. Settlement after Death. Any distribution or delivery to be made to the Service Provider under this Agreement will, if the Service Provider is then deceased, be made pursuant to Section 5.3 of the Plan. A Service Provider’s beneficiary, administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Withholding of Taxes. Regardless of any action the Employer takes with respect to any or all tax obligations, the Service Provider acknowledges that the ultimate liability for all tax obligations legally due by the Service Provider is and remains the Service Provider’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any tax obligations in connection with any aspect of the Restricted Stock Units, including the grant of Restricted Stock Units, the vesting of Restricted Stock Units, the issuance of Shares in settlement of Restricted Stock Units, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate the Service Provider’s liability for tax obligations.

Prior to the issuance of Shares, the Service Provider shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all withholding and payment on account obligations of the Company and/or the Employer, if any. In this regard, the Service Provider authorizes the Employer to withhold all applicable tax obligations legally payable by the Service Provider from the Service Provider’s wages or other cash compensation payable to the Service Provider by the Employer. Alternatively, or in

addition, if permissible under local law, the Company or the Employer may, in their sole discretion, (i) sell or arrange for the sale of Shares to be issued to satisfy the withholding or payment on account obligation, and/or (ii) withhold in Shares, provided that the Company and the Employer shall withhold only the amount of Shares necessary to satisfy the minimum withholding amount. The Service Provider shall pay to the Employer any amount of tax obligations that the Employer may be required to withhold as a result of the Service Provider’s receipt of Restricted Stock Units, or the issuance of Shares in settlement of Restricted Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver Shares to the Service Provider if the Service Provider fails to comply with the Service Provider’s obligation in connection with the tax obligations as described herein.

7. Rights as Stockholder. Subject to paragraph 10, neither the Service Provider nor any person claiming under or through the Service Provider will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Service Provider (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Service Provider will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. Dividend Equivalents. The Service Provider shall be entitled to receive dividends and distributions paid on the Shares underlying vested Restricted Stock Units. Any such dividends or other distributions automatically shall be deemed reinvested in Restricted Stock Units on the date of payment of any such dividends or distributions (the “Dividend Restricted Stock Units”). The number of Dividend Restricted Stock Units shall be determined as follows: (a) if the Company declares and pays a cash dividend on the Shares, the number of Dividend Restricted Stock Units shall be equal to the quotient obtained by dividing the cash dividend paid on the Shares underlying vested Restricted Stock Units by the Fair Market Value (as defined in the Plan) of the Shares on the date the dividend is paid; or (b) if the Company distributes Shares, the number of Divident Restricted Stock Units shall be equal to the number of Shares distributed with respect to the Shares underlying vested Restricted Stock Units. Dividend Restricted Stock Units shall be subject to the same terms and conditions as the Restricted Stock Units, including with respect to distribution of a Participant’s Account pursuant to Section 3 and Section 5 of the Plan.

9. No Effect on Employment. The terms of the Service Provider’s employment with his or her Employer are governed by applicable local law and any relevant employment agreement. This Agreement and the attached Notice of Award do not constitute an express or implied promise of continued employment for any period of time. The Service Provider may terminate his or her employment and the Employer may terminate the Service Provider’s employment in accordance with applicable local law and any relevant employment agreement.

10. Acknowledgment of Nature of Award. In accepting the award of Restricted Stock Units, the Service Provider acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company as provided in the Plan;

(b) the Service Provider’s participation in the Plan is voluntary;

(c) neither the grant of Restricted Stock Units nor any provision of this Agreement, the attached Notice of Award, the Plan or the policies adopted pursuant to the Plan confer upon the Service Provider any right with respect to employment or continuation of current employment, and in the event that the Service Provider is not an employee of the Company, Restricted Stock Units shall not be interpreted to form an employment contract or relationship with the Company;

(d) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(e) if the Service Provider receives Shares, the value of such Shares acquired on vesting of Restricted Stock Units may increase or decrease in value; and

(f) no claim or entitlement to compensation or damages arises from any grant of, appreciation of, or diminution in value of the Restricted Stock Units or Shares (for any reason whatsoever and whether or not in breach of local labor laws) and the Service Provider irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the attached Notice of Award, the Service Provider shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement and the attached Notice of Award will be addressed to the Company, in care of Shareholder Services, TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California, 94304, or at such other address as the Company may hereafter designate in writing.

12. Award is Not Transferable. Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than as provided under Section 9.2 of the Plan.

13. Binding Agreement. Subject to the limitation on the transferability of Restricted Stock Units contained herein, this Agreement and the attached Notice of Award will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any foreign, state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Service Provider (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

15. Plan Governs. This Agreement and the attached Notice of Award are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. In the event of a conflict between one or more provisions of the attached Notice of Award and one or more provisions of the Plan, the provisions of the Plan will govern.

16. Committee Authority. The Committee will have the power to interpret the Plan, this Agreement and the attached Notice of Award and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules pursuant to the terms of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Service Provider, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement and the attached Notice of Award.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Agreement Severable. In the event that any provision in this Agreement or the attached Notice of Award will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement or the attached Notice of Award.

19. Modifications to the Agreement. The Plan, this Agreement and the attached Notice of Award constitute the entire understanding of the parties on the subjects covered. The Service Provider expressly warrants that he or she is not accepting this Agreement or the attached Notice of Award in reliance on any promises, representations, or inducements other than those contained herein and therein. Modifications to this Agreement, the attached Notice of Award or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan, this Agreement or the attached Notice of Award, the Company reserves the right to revise this Agreement or the attached Notice of Award as it deems necessary or advisable, in its sole discretion and without the consent of the Service Provider, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this award of Restricted Stock Units.

20. Amendment, Suspension or Termination of the Plan. By accepting this Restricted Stock Unit award, the Service Provider expressly warrants that he or she has received a deferred right to receive Shares issued under the Plan, and has received, read and understood a description of the Plan. The Service Provider understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

21. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Service Provider’s consent to participate in the Plan by electronic means. The Service Provider hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

22. Data Privacy Notice and Consent. The Service Provider hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Service Provider’s personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Service Provider’s participation in the Plan.

The Service Provider understands that the Company and the Employer may hold certain personal information about the Service Provider, including, but not limited to, the Service Provider’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Service Provider’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Service Provider understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Service Provider’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Service Provider’s country. The Service Provider understands that the Service Provider may request a list with the names and addresses of any potential recipients of the Data by contacting the Service Provider’s local human resources representative. The Service Provider authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Service Provider’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Restricted Stock Units may be deposited. The Service Provider understands that Data will be held only as long as is necessary to implement, administer and manage the Service Provider’s participation in the Plan. The Service Provider understands that the Service Provider may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Service Provider’s local human resources representative. The Service Provider understands that refusal or withdrawal of consent may affect the Service Provider’s ability to participate in the Plan. For more information on the consequences of the Service Provider’s refusal to consent or withdrawal of consent, the Service Provider understands that the Service Provider may contact the Service Provider’s local human resources representative.

23. Language. If the Service Provider has received this Agreement, the attached Notice of Award or any other document related to the Plan translated into a language other than English and if the translated version is different that the English version, the English version will control.

24. Notice of Governing Law. This Agreement and the attached Notice of Award shall be governed by the laws of the State of Delaware, U.S.A., without regard to its principles of conflict of laws. For purposes of litigating any dispute that arises under this award of Restricted Stock Units, this Agreement or the attached Notice of Award, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts where this award of Restricted Stock Units is made and/or to be performed.